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                                                                    EXHIBIT 10.8

                            STOCK OPTION AGREEMENT


     This Stock Option Agreement (this "Agreement") is made and entered into as of the 7th day of August, 1997 by and between Logility, Inc., a Georgia corporation (the "Company"), and American Software, Inc., a Georgia corporation (the "Holder").

                             W I T N E S S E T H:

     WHEREAS, the Company is a wholly-owned subsidiary of the Holder;

     WHEREAS, upon the completion of an initial public offering of up to _____________ shares of common stock, no par value ("Common Stock"), of the Company (the "Initial Public Offering"), the Company will cease to be a wholly-owned subsidiary of the Holder;

     WHEREAS, pursuant to the Company's 1997 Stock Plan (the "Plan"), the Company may from time to time grant to certain of its directors and employees options to purchase shares of Common Stock from the Company; and

     WHEREAS, notwithstanding the grant of such options by the Company, the Holder desires to maintain sufficient equity ownership in the Company to allow the Company to qualify as a member of the Holder's affiliated group of corporations within the meaning of Section 1504(a) of the Internal Revenue Code of 1986, as amended (the "Code").

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Holder, for themselves, and their respective successors and assigns, hereby agree as follows:

     1.  Grant of Option.  The Company hereby grants to the Holder an option
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(the "Option"), exercisable at any time or from time to time prior to the
Expiration Date (as defined below), to purchase from the Company such number of shares of Common Stock (and/or preferred stock of the Company if any shall be issued and outstanding), as the Holder may determine in its sole judgment to be appropriate to ensure that the Holder may continue to include the Company, as well as any subsidiaries of the Company that may hereafter be formed, in the Holder's consolidated federal income tax returns (in accordance with Section 1504 of the Code), or any successor or additional section dealing with the inclusion of any entity within an affiliated group for purposes of filing a consolidated return, regardless of the circumstances which may give rise to such determination by the Holder. The Option shall expire and cease to be exercisable upon the earlier of (a) the tenth anniversary of the date hereof (subject to extensions for one or more successive ten-year terms, at the Holder's option, upon delivery by the Holder to the Company of a written notice(s) to that effect), or (b) the date on which either (i) the Holder makes a distribution to its shareholders of all or any portion of its shares of Common Stock, or (ii) the Company, with the express written consent of the Holder, issues or enters into an agreement to issue shares of Common Stock other than pursuant to the Plan such that those shares, when issued and when combined with the Common Stock authorized
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under the Plan and issued and outstanding shares of Common Stock not held by
Holder, exceed 20% of the issued and outstanding shares of Common Stock. The date of such expiration is referred to herein as the "Expiration Date."

     2.  Purchase Price.    The per-share purchase price for any shares
         --------------
purchased pursuant to the Option shall be the average of the closing price, on each of the five business days immediately preceding the date of payment of such purchase price, for shares of Common Stock (or, to the extent applicable, preferred stock of the Company) on the principal national securities exchange or automated interdealer quotation system on which such shares are traded, such as NASDAQ, as published in the Wall Street Journal, or if such sale prices are
                            -------------------
unavailable or such shares are not so traded, the purchase price for such shares shall be their fair market value as determined in accordance with procedures reasonably satisfactory to the Company and the Holder, which determination shall be conclusive.

     3.  Exercise of Option; Closing.  The Holder may, at any time or from time
         ---------------------------
to time prior to the Expiration Date, exercise the Option by delivering to the Company a written notice (an "Exercise Notice") to such effect specifying the number of shares of Common Stock and/or preferred stock of the Company that the Holder has determined to purchase. Except to the extent that the parties may otherwise agree, the closing of the purchase and sale of the shares specified in any Exercise Notice shall occur at the principal executive offices of the Company on the third business day following the date on which such Exercise Notice is delivered to the Company, or such other day as agreed upon by the Company and the Holder. At closing, the Holder shall deliver to the Company the purchase price in immediately available funds, and the Company shall deliver to the Holder one or more certificates representing the shares specified in the Exercise Notice, registered in the name of the Holder, against delivery by the Holder to the Company of the aggregate purchase price therefor. Notwithstanding anything to the contrary herein contained, in the event that any shares of Common Stock are issued upon the exercise of any option granted under the Plan (the "Plan Option") and such issuance would otherwise prevent the Holder from continuing to include the Company in the Holder's consolidated federal income tax return, the Option shall automatically be deemed to have been exercised in respect to a number of shares of Common Stock equal to four times the number of shares of Common Stock issued upon the exercise of the Plan Option (unless the Holder shall have theretofore notified the Company in writing that the Holder shall have terminated the foregoing automatic exercise feature of the Option), and the closing of the purchase and sale of the shares of Common Stock subject to such automatic exercise of the Option (the "Automatic Exercise Shares") shall occur (or shall be deemed to have occurred) concurrently with the issuance of shares of Common Stock pursuant to the Plan Option. In the event that it shall have been impractical to effect the deliveries contemplated by the second preceding sentence at the time that the closing of the purchase and sale of the Automatic Exercise Shares shall have been deemed to have occurred, such deliveries shall be made as promptly as practicable thereafter; provided,
                                                                --------
however, that such Automatic Exercise Shares shall nonetheless be deemed to have
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been issued to the Holder concurrently with the issuance of shares of Common
Stock pursuant to the Plan Option, and legal title to funds of the Holder (which shall be held in trust by the Holder for the benefit of the Company pending the delivery thereof to the Company) in an amount equal to the aggregate purchase price for

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the Automatic Exercise Shares shall be deemed to have concurrently passed to the
Company in consideration of such issuance of the Automatic Exercise Shares.

     4.  Representations and Warranties; Corporate Action.  The Company hereby
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represents and warrants to the Holder that all shares of Common Stock (or, to the extent applicable, preferred stock) issued to the Holder upon any exercise of the Option shall, upon issuance thereof as provided herein against payment of the purchase price therefor as provided herein, be duly authorized, validly issued, fully paid and nonassessable, and hereby undertakes (i) to cause any and all corporate and other actions required in connection therewith to be taken in a timely manner and (ii) not to take any action that would prevent the foregoing representations and warranties from being true and correct.

     5.  Miscellaneous.
         -------------

     (a) Effectiveness.  This Agreement shall become effective on the date on
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which the purchase and sale of shares of Common Stock pursuant to the Initial
Public Offering first occurs.

     (b) Entire Agreement; Amendment; Assignment.  This Agreement constitutes
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the entire agreement between the parties with respect to the subject matter hereof and may not be amended except by an instrument signed by the parties hereto. This Agreement may not be assigned by either party hereto to any other person, except that the Holder may assign this Agreement to any of its affiliates.

     (c) Further Assurances. From time to time, upon request by either party and
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without further consideration, the parties shall execute and deliver such further instruments and take such further actions as may be reasonably required in order to carry out the purposes and intents of this Agreement.

     (d) Notices.  All notices given in connection with this Agreement shall be
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in writing.  Service of such notices shall be deemed complete (i) if hand delivered, on the date of delivery, (ii) if by mail, on the fourth business day following the day of deposit in the United States mail, by certified or registered mail, first-class postage prepaid, or (iii) if sent by Federal Express or equivalent courier service, on the next business day. Such notices shall be addressed to the parties at the following addresses or at such other address for a party as shall be specified by like notice (except that notices of change of address shall be effective upon receipt):

     If to the Holder:  American Software, Inc.
                        470 East Paces Ferry Road, N.E.
                        Atlanta, Georgia  30305
                        Attn:  Controller
                        Facsimile No.: 404/264-5813

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     If to the Company:  Logility, Inc.
                         470 East Paces Ferry Road, N.E.
                         Atlanta, Georgia  30305
                         Attn:  Chief Financial Officer
                         Facsimile No.: 404/264-5394

     (e) Governing Law.  This Agreement shall be governed by, and construed in
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accordance with, the laws of the State of Georgia, without giving effect to the principles of conflict of laws of such State.

     IN WITNESS WHEREOF, the Company and the Holder have caused this Agreement to be executed and sealed on the date first above written.


                               LOGILITY, INC.


                               By: /s/ J. Michael Edenfield
                                   --------------------------------------

                               Its: President
                                   --------------------------------------



                               [CORPORATE SEAL]



                               AMERICAN SOFTWARE, INC.


                               By : /s/ James C. Edenfield
                                    -------------------------------------

                               Its: President
                                    -------------------------------------

                               [CORPORATE SEAL]

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